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DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT ("Agreement") is dated as of March 31, 2004, by and between **Aurora Energy, Ltd.,** whose mailing address is 3760 N US 31 South, PO Box 961 Traverse City, MI 49685, U.S.A. (hereinafter referred to as **"Aurora"**), and **Oil & Gas Engineering GmbH**, whose mailing address is Herdergasse 11, 8010 Graz, Company Register Number ("Firmenbuchnummer") FN 222899, Austria, (hereinafter referred to as **"OGE"**). Aurora and OGE shall herein be collectively referred to as the "Parties".

RECITALS

A. Aurora owns certain oil and gas leasehold rights located in Northwest Ohio in Henry County, approximately 15 miles West of Bowling Green and 3 miles South of the town of McClure, known as the "Crossroads Project", as described on Exhibit A, attached hereto ("Existing Leases"), and desires to enter into arrangements with OGE for the reinstatement of production therefrom and for further development of the Existing Leases and on other leases to be acquired hereunder. Any such other leases to be acquired shall be deemed part of the Crossroads Project.

B. The Parties wish to enter into this Agreement to define the relationship of the Parties for the development of the Crossroads Project.

AGREEMENT

NOW THEREFORE, for the promises set forth below, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **PURPOSE OF THE AGREEMENT**. The purpose of this Agreement is to:

a. govern the relationship of the Parties for the purpose of, inter alia, producing natural gas within the AMI and the Crossroads Project; and

b. provide for OGE to invest the "Committed Funds", as described in Section 6., below, for the purposes described therein;

c. provide for the Parties to acquire Leases in addition to the Existing Leases ("Additional Leases") within the AMI (as defined in Clause 3).

The Parties agree to conduct these activities pursuant to the terms and provisions of this Agreement.

2. **TERM/TERMINATION**. This Agreement shall be effective as of the date hereof (the "Effective Date") and shall terminate when the Parties no longer have "Active Operations" within the AMI. At the time of termination, and subject to any agreements surviving such termination, the real and personal property interests then owned by the Parties within the AMI shall be continued to be owned by the Parties as tenants-in-common with undivided interests in proportion

to their Participating Interests, as defined below, at the date of termination, but such interest shall be held by each Party free of the rights and obligations set forth in this Agreement. As used herein, the term "Active Operations" means operations conducted by the Parties within the AMI so long as the Leases are in effect, such operations to include, without limitation, the production of oil or gas, drilling, reworking or recompletion operations, and seismic operations.

3. THE AREA OF MUTUAL INTEREST. The Parties agree that this Agreement and the relationship of the Parties with respect to the exploration for and development of oil and gas, will be confined to the area of mutual interest as set forth on Exhibit B, (the "AMI"). At any time, the boundaries of the AMI may be expanded or contracted by the unanimous agreement of the Parties.

4. ASSIGNMENT OF LEASES AND RELATED ASSETS.

a. Upon the execution of this Agreement, Aurora will assign to OGE all of its rights, title and interest in and to (all of which is collectively referred to as the "Assets"):

i. the Existing Leases, Exhibit A,

ii. all wells located on the Existing Leases, together with all equipment and facilities appurtenant thereto or used in connection therewith (the "Wells") as stated in Exhibit D,

iii. all gathering systems and related facilities used in connection with the Wells and Leases (the "Gathering System") as stated in Exhibit E.

iv. all easements and rights-of-way owned by Aurora appurtenant to or used in connection with the Leases, Wells and Gathering System ("Easements") as stated in Exhibit F.

v. all other equipment, facilities and capital improvements located on the Leases or used in connection with or appurtenant to the Crossroads Project or the Leases, Wells, Gathering System and Easements, including all inventory of tubular goods, packers and similar equipment

vi. the contracts and agreements pertaining to or affecting the Leases, Wells, Gathering System or Easements, to the extent set forth on Exhibit C, attached hereto, and

vii. all records, lease files, title information, title opinions, title certificates or memos, title curative information, well files, division orders, technical data, analyses and evaluations, and other information in Aurora's possession pertaining to the Crossroads Project ("Records").

b. The assignment of the Assets shall be made free and clear of all liens, encumbrances and adverse claims, and shall also be free of any overriding royalties, production payments, net profits interests or other similar burdens that are of record or not of record as of the date hereof. Aurora shall warrant and defend title to the Assets against all persons claiming by,

through or under Aurora, and shall keep OGE harmless if any third parties should raise any claims against OGE.

c. Aurora agrees that it will undertake to acquire any additional oil and gas leases or similar interests necessary for the development of the Crossroads Project, all of which shall be assigned in the same manner as set forth above.

5. DATA AND INFORMATION.

a. Data. Any and all of the geophysical and geological and other data, information and materials related to the Crossroads Project or the AMI shall be owned solely by OGE.

b. Confidentiality of the Data. All seismic data and other data and information relating to the Crossroads Project or the AMI ("Data") is deemed to be confidential and proprietary to OGE. For so long as this Agreement is in effect and for a period of three years following , and except as required by law, Aurora and its respective officers, agents and representatives will hold in strict confidence all Data.

6. COMMITTED FUNDS, WORK COMMITMENT AND PARTICIPATING INTERESTS.

a. OGE, by entering into this Agreement has committed to invest up to $2,600,000 for the following purposes, which shall be referred to as the "Committed Funds":

i. Upon the execution hereof , OGE shall proceed to acquire such equipment for the existing wells on the Crossroads Project as necessary to reinstate production of oil or gas therefrom. Upon the execution of this agreement, OGE shall forward the sum of $94,000 to Aurora to be used by Aurora to as follows: $64,000 to upgrade facility and plant and $30,000 for project supervision.

ii. OGE and Aurora shall discuss the costs of installing the hydrogen sulfide monitoring equipment, retiring the existing financing of the facilities and gathering system, and the re-establishment and improvement of existing well production. Upon written agreement, signed by both Parties, to proceed with any of these projects, based on a quote good for 30 days, Aurora shall be authorized to proceed with such project in accordance with the written agreement relating to the respective project (quoted price, technical and commercial details, etc.). Aurora shall provide for invoicing for such projects to be sent directly to OGE, with a copy to Aurora, and OGE shall pay the vendor or supplier directly in accordance with the payment terms of such vendor or supplier.

iii. Aurora will segregate funds related to the Crossroads Project management and accounting from other Aurora monies for Crossroads Project.

iv. Detailed financial reports relating to the Crossroads Project will be provided by Aurora monthly or more frequently, as requested by OGE.

v. OGE shall conduct certain seismic exploration activities and the processing and interpretation of the seismic data obtained therefrom, and based on such information, to cause one additional well to be drilled within the AMI;

vi. Based on the results of the seismic analysis and the well drilled under a.ii., above, to thereafter drill, or cause to be drilled, up to 7 additional wells within the AMI. It is understood, that the drilling of such additional wells is expressly contingent upon the results obtained from the seismic analysis and from the results of the first well drilled under a., ii., above. Such results may indicate the number of potential drilling locations to be less than 7 and accordingly, the Parties agree that OGE shall only be required to cause the drilling of such number of wells as it determines to be feasible based on such results and that the number of such wells may be less than or more than 7.

b. Until "Payout", as defined below, OGE shall be entitled to 90% of the "Net Revenue" derived from the Crossroads Project, as defined below, and Aurora shall be entitled to 10% of the Net Revenue. Such interests shall be referred to herein as the "Participating Interests". Upon Payout, the Participating Interests shall be 75% for OGE and 25% for Aurora.

c. As used herein, "Net Revenue", means the gross proceeds received from the sale of oil and gas from the Crossroads Project minus all lease operating expenses; royalties, overriding royalties, and similar burdens; ad valorem, production and similar taxes; and all costs to produce, process, treat, gather, transport and market production from the wells located within the Crossroads Project.

d. As used herein, "Payout" means the point in time that the Net Revenue attributable to OGE's Participating Interest equals the total of the Committed Funds expended by OGE.

e. The remediation, restoration, abandonment and clean-up costs with respect to the Crossroads Project, upon abandonment of the Crossroads Project by the Parties, or upon OGE's decision not to expend the full Committed Funds shall not exceed $500,000 attributable to OGE's Participating Interest. Any and all costs exceeding $500.000 shall be borne by Aurora.

f. In the event OGE has not, by March 1, 2006 ("Determination Date"), either (i) spent the entire Committed Funds (including new oil and gas leases) with respect to the Crossroads Project, or (ii) achieved "Required Production", as defined below, then the Assets previously assigned as described in Section 4, above, together with all newly acquired assets including leases, equipment, wells, etc. will be re-assigned to Aurora free and clear of any and all liens and/or encumbrances, overriding royalty (not burdening the Assets when assigned to OGE) and in as good of condition as when first assigned to OGE, normal wear and tear excepted. As used herein, "Required Production" means gas production, at any time prior to the Determination Date, from the leases within the Crossroads Project capable of at least 2,000 Mcf per day. It is understood that if OGE achieves Required Production before the Determination Date, it shall have met its obligation without respect to how much of the

Committed Funds have been expended and that upon achieving Required Production, OGE shall have no further obligation to expend any of the Committed Funds.

g. Should OGE determine, at any time on or before the Determination Date, and before the Committed Funds are spent or before the Required Production is received, that no further investment is warranted for economic reasons (project not determined to be economically viable), OGE may cease further investment and allow the project to continue production until such time as OGE's investment is returned or the Crossroads Project is no longer producing a profit, at which time, the project may be returned to Aurora or Aurora may at such time refer the Crossroads Project to paragraph e wherein OGE will bear the costs of plugging and abandoning the Crossroads Project (up to $500,000, any exceeding amount to be borne exclusively by Aurora, as determined in paragraph e).

h. The parties agree that if development of the Crossroads Project is delayed, from time to time, due to conditions of force majeure, then the Determination Date shall be extended day-for-day for each day during which development is delayed due to force majeure.

i. Prior to any re-assignment under Section 6., f. or g.., above, and in situations of force majeure, the parties will meet and negotiate in good faith to determine the causes or conditions for the failure of OGE to have either expended the entire Committed Funds or achieve Required Production by the Determination Date to determine if there are other procedures available to be undertaken to meet the parties' objectives and avoid the re-assignment.

7. **ACQUISITIONS WITHIN THE AMI**. Following the date hereof, if a Lease or other interest within the AMI is acquired by one Party (the "Acquiring Party"), the Acquiring Party shall offer the other Party ("Non-acquiring Party") its proportionate share of such Lease or interest (based on the then existing Participating Interests of the Parties), including all obligations associated with such Lease or interest, as set forth below:

a. The Acquiring Party shall offer the Non-Acquiring Party an interest, equal to the Non-Acquiring Party's respective Participating Interest, as defined herein, within 30 business days of the date of the acquisition.

b. Such offers shall be made by written notice to the Non-Acquiring Party and shall detail the Leases so acquired, the per acre costs of the Leases and all other information, terms and conditions material to the acquisition so that the Non-Acquiring Parties may evaluate the acquisition.

c. If the Non-Acquiring Party accepts such offer in writing within 30 business days after receipt of the Acquiring Party's offer and pays the proportionate share of the acquisition costs (i.e., those costs which the Acquiring Party has already paid or has undertaken to pay to the lessor or other counter parties during such 30-days' period) within that 30-days' period, the ownership of the Leases offered shall, effective as of the date of the acquisition of such Leases by the Acquiring Party, be acquired in the proportion of the Participating Interests of the Parties. If such payment is not received within that 30-days' period, the Non-Acquiring Party shall be deemed not to have accepted the Acquiring

Party's offer, and the Acquiring Party shall be free to acquire such lease at the notified conditions, and such lease shall not become part of the Crossroads Project.

d. All assignments of any Leases acquired by the Acquiring Party shall be made to the Non-Acquiring Parties electing to participate in the acquisition within 30 business days of acceptance of the offers by the Non-Acquiring Party.

8. OPERATIONS.

a. Control. All operations within the AMI shall be subject to the exclusive direction of OGE, and OGE shall control all aspects of exploration and development within the AMI, including, without limitation, the location of new wells.

b. Joint Expenses. The proportion of the cost and expenses for which each Party is responsible in connection with the Crossroads Project shall be as follows:

i. Until OGE has spent the Committed Funds, OGE shall bear and pay 100% of all costs incurred in connection with the Crossroads Project, during which time OGE shall be entitled to 90% of the Net Revenues and Aurora will be entitled to 10% of the Net Revenues, as set forth in Section 6., above.

ii. During the period after OGE has spent the Committed Funds, but until Payout, as defined in Section 6, above, OGE shall bear and pay 90% and Aurora shall bear and pay 10% of all costs incurred in connection with the Crossroads Project, during which time OGE shall be entitled to 90% of the Net Revenues and Aurora will be entitled to 10% of the Net Revenues,

iii. After OGE has spent the Committed Funds, and from and after Payout, as defined in Section 6, above, OGE shall bear and pay 75% and Aurora shall bear and pay 25% of all costs incurred in connection with the Crossroads Project, during which time OGE shall be entitled to 75% of the Net Revenues and Aurora will be entitled to 25% of the Net Revenues.

c. Contract Field Operations. OGE shall subcontract the actual field operations of the Crossroads Project to Aurora in accordance with the following:

i. Aurora shall be responsible for field operations of the Crossroads Project. Aurora shall operate and maintain the project in accordance with the direction from OGE and the terms and conditions of this Agreement. The services shall be provided by Aurora as an independent contractor, and this Agreement does not create an employer/employee or principal/agent relationship between Aurora and OGE. Aurora shall exercise control over the services hereunder and the manner in which it and its employees perform those services. All of the employees of Aurora shall at all times and in all places be subject to the sole direction, supervision and control of Aurora.

ii. OGE shall have the right to observe and to consult with Aurora in connection with Aurora's performance of its obligations under this Agreement and to give

general directions as to the results to be obtained from operations. Notwithstanding any consultation or advice from OGE, Aurora shall remain responsible for the services to be performed hereunder.

iii. Aurora shall employ and have supervision over the persons (including consultants and professional service or other organizations) required by Aurora to perform its duties and responsibilities hereunder in an efficient and economically prudent manner.

iv. Aurora shall operate and maintain the Assets in accordance with the requirements of all applicable agreements, laws and regulations of governmental bodies having jurisdiction, sound and prudent oil and gas industry practices, and the requirements of OGE.

v. Aurora agrees to protect, defend, indemnify and hold OGE, its officers, employees, attorneys-in-fact, agents, contractors, sub-contractors, shareholders, members, operators, non-working interest owners, and affiliated companies and the successors and assigns of the foregoing (collectively, the "Indemnitee"), free and harmless from and against any and all losses, costs, damages, claims, proceedings, and causes of action of every kind and character, including, but not limited to, the amounts of judgments, penalties, interest, court costs, investigation expenses and costs, attorneys' fees and legal fees ("Losses") occurring or incident to, in connection with, or arising out of the Indemnitor employees, representatives, contractors or subcontractors' activities or operations conducted pursuant to this Agreement or otherwise relating to the Assets, including but not limited to their negligence, reckless actions or inactions, willful misconduct or breach of this Agreement. This indemnity provision may be limited as necessary by applicable law.

vi. In the event that Aurora does not want to operate the field, Aurora shall notify OGE in writing, at least three months in advance, of its intention to terminate its operations services, and OGE and Aurora shall mutually agree on the new operator.

9. REPRESENTATIONS. Aurora represents and warrants to OGE that:

a. Aurora is duly organized and in good standing under the laws of the State of its organization, and has all the requisite power and authority to enter into and perform this Agreement and carry out the transactions contemplated under this Agreement.

b. Aurora is the owner of any and all of the Assets, free of any rights or encumbrances by any third parties, and there are no existing agreements, options, commitments, preferential purchase rights, rights of first refusal or similar rights with, to or in any third party to acquire any interests of Aurora in any portion of the Assets; nor, does Aurora require the consent of any person or governmental authority to transfer and assign the Assets to OGE.

c. All taxes assessed against the Assets and due and payable before the date hereof have been paid.

d. There is no litigation or administrative proceeding pending, before any court or regulatory agency, or to the best of Aurora's knowledge, threatened against Aurora or against third party (e.g., lessor) which, if determined adversely, could result in a material adverse effect upon the Assets, or upon the value of the Assets or any portion thereof, or which could restrain or impede the parties from consummating all of the transactions contemplated hereunder.

e. None of the Assets are subject to any reversionary rights in any other person, which would reduce the amount of ownership attributable to Aurora's ownership in the Assets.

f. Aurora has timely paid, or caused to be paid, all rentals, delay rentals, bonuses, and minimum royalties due on all of the Existing Leases; and, has timely paid all surface damages, rights of way, or easement fees and other costs, charges, expenses, and fees associated with or pertaining to the Existing Leases, Wells and Gathering System. All Existing Leases, easements currently used in connection with the Crossroads Project are validly existing, and have not been terminated, and Aurora is not aware of any grounds which would allow the lessor or other counter parties to terminate or revoke any of these agreements before expiration of their respective term Furthermore, no additional leases or easements are required, other than the Existing Leases, for the purpose of producing natural gas within the AMI and the Crossroads Project.

g. Aurora has owned and operated the Assets in compliance with all applicable laws, rules and regulations, including, without limitation, all environmental, safety and health laws, rules and regulations. All respective governmental or other approvals by the competent authorities were validly granted and are in full force and effect.

10. ASSIGNMENT.

This Agreement is personal in nature and no party may assign its respective interests hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, the foregoing shall not be applicable with respect to any transfers by a Party to an affiliate or subsidiary of that Party.

11. FORCE MAJEURE.

a. In the event that any Party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make payment of amounts due hereunder, upon that Party's giving notice and reasonable full particulars of the force majeure to the other Party hereto within a reasonable time after the occurrences of the cause

relied upon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, shall be suspended during the continuance of the inability, and the cause of the force majeure, as far as possible, shall be remedied with all reasonable dispatch.

The term "force majeure" means any causes or conditions not reasonably within the control of the Party affected, and which by the exercise of reasonable diligence could not be avoided or overcome. Those causes and conditions shall include, without limiting the generality of the foregoing, unavoidable delays in obtaining permits and unavoidable delays in acquiring necessary rights of way, easements, and real property; delays due to the elements or inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations; and delays caused by failure to receive equipment in good working condition which cannot be cured in the field, material, supplies or machinery; compliance with acts, orders or regulations of any federal, state, or local civilian or military authority, or any person acting in proper capacity therefor; insurrections, wars, rebellion, riots, strikes, lockouts or labor difficulties (even though those strikes or labor difficulties could be settled by acceding to the demand of a labor group or others); and accidental disruption or breakdown of equipment, lines, machinery or facilities, provided repairs are performed expeditiously, and similar conditions experienced by third parties on whom the Party claiming suspension relies, in whole or in part, for its performance hereunder.

b. The settlement of strikes, lockouts and other labor difficulty shall be entirely within the discretion of the Party having the difficulty. The above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other labor difficulty by acceding to the demands of opponents therein when that is inadvisable in the discretion of the Party having the difficulty.

12. GOVERNING LAW AND DISPUTE RESOLUTION.

a. The terms and conditions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Michigan. This Agreement shall, in every regard, be treated as a contract made in the State of Michigan. To the extent any such matters are not subject to arbitration as provided below, the Parties irrevocable submit to the jurisdiction of the courts of the State of Michigan and the courts of appeal therefrom in respect to the interpretation and construction of the terms and conditions of this Agreement.

b. Any controversy or claim ("claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including amendments or extensions), or the breach or termination thereof shall be first submitted to a mutually agreed neutral third party for mediation. If mediation is not successful, then such controversy or claim shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 through 16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and the judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

c. The arbitration shall be held in Traverse City, Michigan, or such other location as agreed to by the Parties, and there shall be one arbitrator who must be knowledgeable in oil and gas exploration matters. Such arbitrator shall be chosen subject to the rules and procedures as provided by the CPR Institute for Dispute Resolution. The arbitrator shall determine the claims of the Parties and render a final award in accordance with the substantive law of the State of Michigan, excluding the conflicts provisions of such law. The arbitrator shall set forth the reasons for the award in writing. Except as required by law (and then only after prior notice to the other Parties), no Party shall disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of the other Parties.

d. Any claim by any Party shall be time-barred if the asserting Party does not give written notice to the other Parties or commence arbitration with respect to such claim within two (2) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any claim of a defending Party (including any counterclaim or claim of setoff) shall be tolled while the mediation and/or arbitration is pending.

e. The obligation to arbitrate any claim shall extend to the successors, assigns and third party beneficiaries of the Parties. The terms hereof shall not limit any obligations of a Party to defend, indemnify or hold harmless the other Parties against court proceedings or other claims, losses, damages or expenses.

f. The arbitrator shall order the Parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten interrogatories (including subparts), to respond to up to ten requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing, all witnesses that such Party has listed and up to four other persons within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrator upon a finding of good cause.

g. Each Party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses and attorney's fees in connection with such court proceedings.

h. In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a Party may, notwithstanding any other provision of this agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrator (or in any event for longer than sixty (60) days.

i. If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision.

13. GENERAL.

a. Relationship of Parties. OGE and Aurora shall perform their obligations and duties under this Agreement as independent contractors, and not as partners. The Parties shall not be considered agents, partners, employees or fiduciaries of the other parties nor shall this Agreement be construed as creating a mining partnership or other partnership or association or joint venture. The liability of the Parties shall be several, not joint or collective.

b. Exhibits. The exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute part of this Agreement.

c. Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been made and the receiving Party charged with notice (1) if personally delivered, when received, (2) if mailed, certified mail, return receipt requested, on the date set forth on the return receipt, or (3) if sent by overnight courier, one business day after sending. All notices shall be addressed to the addresses set forth above. Any Party may, by written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

d. Amendments. Except as specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver, and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

e. Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and should not limit or otherwise affect any of the terms or provisions of this Agreement.

f. Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument. Execution can be evidenced by faxed signatures with original signature pages to follow in due course.

g. Entire Agreement. This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof superseding all negotiations, prior discussions and prior agreements, and understandings relating to such subject matter.

h. Binding Effect. Subject to the limitations on assignability set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

i. Further Assurances. Each Party shall execute such further and additional documents as may be reasonably necessary to carry out the intent and purposes of this Agreement.

j. Internal Revenue Code Election. If, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, and if the Parties have not otherwise agreed to form a tax partnership or other agreement between them, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter K, Chapter

1, Subtitle A, of the Internal Revenue Code of 1986, as amended (the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Each Party is authorized and directed to execute on behalf of each other Party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements and the data required by Treasury Regulations § 1.761. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such Party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Properties are located or any future income tax laws of the United States contain provisions similar to those in Subchapter K, Chapter 1, Subtitle A of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each Party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

IN WITNESS WHEREOF, the Parties have executed this Agreement the date and year first above written.

Aurora Energy, Ltd.	Oil & Gas Engineering GmbH
By William W Deneau	By [signature]
William W. Deneau, President	Gabor Heinemann, President

EXHIBIT "A"

To Assignment of Oil and Gas leases

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
CROSSROADS					
Douglas J. Adams and Rox Ann Adams, husband and wife	AURORA ENERGY, LTD.	08/17/1999	61/262	005N-008E,32	PT. SWSE
James E. Adams and Arlene J. Adams, husband and wife	AURORA ENERGY, LTD.	07/21/1998	42/925	005N-008E,31	S/2NW; N/2SW; PT. SWSW
				005N-008E,34	SESE; E/2NE
Maurice L. Ballmer and LaVonda Ballmer, husband and wife	AURORA ENERGY, LTD.	06/23/1998	43/813	004N-008E,01	PT. SWSE
				004N-008E,02	N/2SE/4 & N/2SESE
Karl E. Barnes, Trustee of the Karl E. Barnes Living Trust, under agreement dated 12/23/92, and Ruth L. Barnes, Trustee of the Ruth L. Barnes Living Trust, under agreement dated 12/23/92.	AURORA ENERGY, LTD.	07/27/1999	57/1051	004N-008E,02	SE4NE4
				004N-008E,05	N/2NW
				004N-008E,15	W/2SW; SWSE
				004N-008E,16	SENE
				004N-008E,22	SWSW; E/2SW; E/2NW; W/2NE
				004N-008E,26	S/2SE
				004N-008E,27	SWSW
				004N-008E,28	PT. SESE
				004N-008E,33	NENE; NWNE
Larry L. Behnfeldt, Trustee of the Larry Behnfeldt Trust	Aurora Energy, Ltd	05/01/1998	42/1115	005N-008E,26	W/2SE/4SW/4
				005N-008E,28	PT.N/2NE/4
				005N-008E,28	PT.N/2NE/4
				005N-008E,28	PT.NW/4NW/4
				005N-008E,35	W/2NE/4NW/4
Robert E. Behnfeldt and Nancy J. Behnfeldt, husband & wife	Aurora Energy, Ltd	05/01/1998	42/1159	005N-008E,26	E/2SE/4SW/4
				005N-008E,28	PT. N/2NE/4
				005N-008E,28	PT. NW4NW/4
				005N-008E,35	W/2NE/4NW/4
Delbert H. Behrman and Lorna I. Behrman, husband and wife	AURORA ENERGY, LTD.	08/04/1998	43/720	004N-009E,19	PT. SWSW, NWSE, PT. N/2SW
Delbert H. Behrman and Lorna I. Behrman, husband and wife	AURORA ENERGY, LTD.	08/04/1998	43/726	004N-008E,27	N/2 NW
				005N-008E,16	PT. E/2 SE/4

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Franklin O. Bennett Trust Dated July 12, 1980 c/o Richard J. Bennett, Trustee	AURORA ENERGY, LTD.	08/17/1998	43/669	005N-007E,13 005N-007E,14 005N-007E,24	NWSW PT. SWNE W/2NE
Lavon E. Bennett, a widow	AURORA ENERGY, LTD.	08/24/1998	42/1040	005N-007E,13	SWNW
Nancy A. Bennett, a married woman, and Richard J. Bennett, her husband.	AURORA ENERGY, LTD.	08/17/1998	43/677	005N-007E,13 005N-007E,13	PT.SWSE; PT. S/2NE; E/2SENE SENW
Richard J. Bennett, a married man and Nancy A. Bennett, his wife	AURORA ENERGY, LTD.	08/17/1998	43/681	005N-007E,14 005N-008E,16 005N-008E,17	NWSWNE; N/2NE PT. W/2E/2NW E/2NE; PT. SWNE
Tim A. Bennett, a single man	AURORA ENERGY, LTD.	08/29/1998	42/1047	005N-008E,19	PT. NENE; PT. SENE
Connie M. Bortz, a married woman	United Energy LLC	10/15/1999	72/180	004N-007E,31	S/2SE; PT. S/2SW
David J. Bowers and Betsy J. Bowers, husband and wife	AURORA ENERGY, LTD.	09/18/1998	43/626	005N-007E,13 005N-008E,18	NWSE; NESW; NESE; PT. SESE PT. NWSW
Leonard T. Bunn and Marilyn L. Bunn, husband and wife	AURORA ENERGY, LTD.	07/21/1998	42/901	005N-008E,33 005N-008E,34	SESW, SWSE PT. NWNW
Frederick H. Businger and Evelyn M. Businger, husband and wife	AURORA ENERGY, LTD.	07/17/1998	42/933	004N-008E,02 004N-008E,02 005N-008E,36 005N-008E,36 005N-008E,36	N/2SW SWSW S/2SENW PT. E/2SW N/2NESW
Norma E. Castile, a married woman dealing with her sole and separate property	AURORA ENERGY, LTD.	04/02/1998	42/897	004N-008E,05	E/2SE/4SE/4
Norma E. Castile	AURORA ENERGY, LTD.	04/02/1998	42/894	004N-008E,04	E/2S/2SW/4
Charles B. Conn, Trustee of the Charles B. Conn Living Trust Agreement dated February 10, 1992	AURORA ENERGY, LTD	06/15/1998	43/800	005N-007E,36 005N-008E,31	PT. W/2 SE/4 SWNE & PT. SENE & NWSE
Marcella M. Conn, Trustee of the Marcella M. Conn Living Trust Agreement	AURORA ENERGY, LTD.	06/15/1998	43/798	005N-008E,31	NENW
Andrew E. Couch, trustee of the Couch Living Trust dated 8/2/96	Aurora Energy, Ltd	10/16/1998	46/79	004N-008E,05	PT. NW/4

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Curtis Couch	Aurora Energy, Ltd	09/29/1998	43/803	004N-008E,05	PT.NW/4
Clara M. Cromwell, a single woman	AURORA ENERGY, LTD.	08/01/1998	43/710	005N-008E,34	W/2NE
Ralph E. Croninger and Betty Croninger, husband and wife	AURORA ENERGY, LTD.	05/05/1999	52/244	004N-008E,04	NWNW
Willis J. Croninger and Rose Mary Croninger, husband and wife	AURORA ENERGY, LTD.	06/16/1998	43/785	005N-008E,31	SESE
Willis J. Croninger and Rose Mary Croninger, husband and wife	AURORA ENERGY, LTD.	05/05/1999	52/247	004N-008E,04	NWNW
Wiliam F. Dennis & Mary H. Dennis	Aurora Energy, Ltd	09/16/1998	43/629	004N-008E,15	E/2 S/2 NE/4
Joyce A. Dibling, an unmarried woman and Life Estate	AURORA ENERGY, LTD.	05/15/1998	42/1112	005N-008E,26	W/2W/2NWNE & PT. N/2SE/4 & PT. S/2NE/4
Rudolph G. Dickmander, a single man	AURORA ENERGY, LTD.	08/12/1998	43/687	004N-008E,08 004N-008E,17	E/2SW SESW
Leonard Durham and Mary Etta Durham, husband and wife	AURORA ENERGY, LTD.	11/11/1998	46/47	004N-008E,12	S/2SE; PT. SESW
Alvah J. Eickmeier, Jr., and his wife Arlene Eickmeier	AURORA ENERGY, LTD.	08/10/1998	42/1163	004N-008E,16	PT. E/2SW
Dale L. Eickmeier and Lucille A. Eckmeier, husband & wife	Aurora Energy, Ltd	09/15/1998	46/63	004N-008E,16	SWSW
Maurice Erford, a single man	AURORA ENERGY, LTD.	09/22/1998	42/1137	004N-008E,13 004N-008E,14 004N-008E,24	SWNW; W/2SENW; PT. N/2SW N/2NENE NWNW; SWNW; SESW
Janet Erven, a single woman	AURORA ENERGY, LTD.	06/30/1998	42/891	004N-008E,02	SESW
Jerry Erven and Joyce Erven, husband and wife	AURORA ENERGY, LTD.	05/01/1998	42/1156	005N-008E,25	W/2 OF PT. SW/4
Jerry Erven and Joyce Erven, husband and wife	AURORA ENERGY, LTD.	07/27/1998	42/940	004N-008E,02	SWSE; S/2SESE
Flowers Farm Corporation, an Ohio Corporation. Francis Flowers, President	Aurora Energy, Ltd	08/28/1998	42/1126	004N-008E,15 004N-008E,15 004N-008E,15	NW4NE4 NE4NE4 SW4NE4

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
				005N-008E,36	SE/4
Eric T. Flowers, a single man	Aurora Energy, Ltd	02/18/1999	50/820	004N-008E,12	PT. S/2 NW/4
Francis W. Flowers and Rosella V. Flowers, husband & wife	Aurora Energy, Ltd	08/28/1998	43/623	004N-008E,15	N/2 E/2 SE/4
James F. Flowers and Susan M. Flowers, husband & wife	Aurora Energy, Ltd	09/24/1998	47/180	004N-008E,13	S/2SE/4
Joseph C. Flowers, Trustee of the Joseph C. Flowers Trust 7-20-94	Aurora Energy, Ltd	08/28/1998	42/1130	004N-008E,11 004N-008E,11 004N-008E,11 004N-008E,23	N/2SE/4SE4 PT. SW4SE4 NE4SE4 PT. W/2 NW4
Richard Flowers and Lisa Flowers, husband and wife	AURORA ENERGY, LTD.	11/15/1998	46/52	004N-008E,15	SESE
Thomas Flowers and Mary Jane Flowers, husband and wife	AURORA ENERGY, LTD.	08/28/1998	42/1036	004N-008E,13 004N-008E,14 004N-008E,23	NENE; N/2SENE SWNE, SENW; W/2SW; SWNW; PT. NWNE NENWNW
Stanley Gilbert and Pam Gilbert, husband and wife	AURORA ENERGY, LTD.	08/06/1998	42/1050	005N-008E,25 005N-008E,30 005N-008E,31	PT.SE/4 N/2SE NWNW
Wilbur H. F. Godeke and Velma D. Godeke, husband & wife	Aurora Energy, Ltd	10/15/1998	42/1057	004N-008E,23	SW4SW4
Phylis Goodman, an unmarried woman now deceased, and Timothy Meienburg who now owns the property as stated in Fiduciary Deed dated 8/27/2003.	AURORA ENERGY, LTD.	05/15/1998	42/1110	004N-008E,08	NENW
Charles L. Grater, a single man	AURORA ENERGY, LTD.	07/02/1998	42/889	005N-008E,35	N/2NWSW
Virginia M. Grater, a widowed woman	AURORA ENERGY, LTD.	07/02/1998	42/887	005N-008E,35	E/2SW; S/2SENW
Maurice E. Green and Donna Green, husband and wife	AURORA ENERGY, LTD.	08/06/1998	42/1016	005N-008E,22	PT. NE/4
Charles R. Haas and Dawn M. Haas, husband and wife	AURORA ENERGY, LTD.	11/14/1998	46/45	004N-008E,14 004N-009E,18	E/2SW; W/2W/2SE SWNW; N/2SW

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Kenneth A. Hall and Clara Hall, husband and wife	AURORA ENERGY, LTD.	09/01/1998	42/1045	005N-007E,26	E/2SESE; W/2SESE
				005N-007E,35	PT. NWNE; PT. NENE
John R. Harding Jr. and Phyllis Harding, husband and wife	AURORA ENERGY, LTD.	09/16/1998	42/1134	005N-008E,20	PT. NENW; PT. S/2NW
William H. Harman and Viola H. Harman, husband and wife	AURORA ENERGY, LTD.	08/17/1998	42/1027	005N-008E,20	SENE; W/2NE; PT. NW/4
Harley A. Hockler, a trustee and individually	AURORA ENERGY, LTD.	08/31/1998	43/672	005N-007E,26	W/2S/2SE; PT. S/2W/2SE; PT. W/2SE
				005N-007E,35	NWSW; PT. S/2NESW; S/2SW
Earle B. Henley and Grace H. Henley, husband and wife	AURORA ENERGY, LTD.	08/31/1998	42/1003	005N-008E,16	PT. NE/4
Ralph H. Higgins and Lucille S. Higgins, husband and wife	AURORA ENERGY, LTD.	06/19/1998	43/810	004N-008E,03	PT. SW/4
				004N-008E,09	NENE
Ralph Hines, Trustee of the Ralph Hines Living Trust (1-24-94) and Jeanne Hines, Trustee of the Jeanne Hines Living Trust (1-24-94)	AURORA ENERGY, LTD.	08/10/1998	43/689	004N-008E,02	W/2NE/4
				005N-008E,36	NENE; S/2NE; N/2SENW; W/2NE
Charlotte L. Hull, deceased, Knowlton J. Hull, her husband, and Edward J. Hull, her son and POA	AURORA ENERGY, LTD.	05/12/1998	42/1144	005N-008E,32	SESE; N/2W/2SWSE; E/2SWSE
				005N-008E,33	SWSW
Knowlton J. Hull, a married man dealing with his sole and separate property	AURORA ENERGY, LTD.	05/12/1998	42/1147	005N-008E,32	PT. NWSE
Knowlton J. Hull and Charlotte L. Hull, husband and wife	AURORA ENERGY, LTD.	02/18/1999	50/817	004N-008E,03	NWNW
Herbert L. Jennings, a married man dealing with his sole and separate property	AURORA ENERGY, LTD.	05/01/1998	42/1152	005N-008E,28	PT. NENE
				005N-008E,28	PT. NENE
Herbert L. Jennings and Bervia L. Jennings, husband and wife	AURORA ENERGY, LTD.	08/01/1998	43/717	005N-008E,21	S/2W/2NW; N/2W/2NW; E/2SESW; W/2SESW; NESW
Marvin R. Jennings adn Aleyanne Jennings, husband and wife	AURORA ENERGY, LTD.	07/01/1998	42/968	005N-007E,25	N/2SW/4
				005N-007E,26	NESE
Eric A. Johnson and Rebecca G. Johnson, husband and wife	AURORA ENERGY, LTD.	06/19/1998	43/807	005N-008E,23	E/2SW/4
				005N-008E,26	N/2NW/4
				005N-008E,28	PT. S/2 SE/4
Arthur W. Jones and Barbara Jones, et.al	Aurora Energy, Ltd.	06/26/1998	43/653	004N-008E,06	S/2 NW/4

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
James E. Jones and Charlotte Jones, husband and wife	AURORA ENERGY, LTD.	06/25/1998	43/643	004N-007E,01 004N-008E,06 005N-007E,35	PT. NE/4 PT. NWNW PT. N/2SE
Marvin O. Jones and Marlene Jones, husband and wife	AURORA ENERGY, LTD.	06/26/1998	46/66	004N-008E,06	N/2NE
James R. Kieffer adn Mildred Fern Kieffer, husband and wife	AURORA ENERGY, LTD.	06/29/1998	42/960	004N-008E,09 004N-008E,10	SWSW PT. W/2SE
Ruth M. Kieffer, a single woman	AURORA ENERGY, LTD.	03/16/1999	50/825	004N-008E,10	N/2NE; S/2NE; NESE
Carl C. Kistner and Gladys M. Kistner, husband and wife	AURORA ENERGY, LTD.	06/26/1998	42/964	004N-008E,01	NESW; PT. NWSE; PT. S/2NE; PT. NE
Dennis C. Kistner and Christine M. Kistner, husband and wife	AURORA ENERGY, LTD.	05/04/1998	46/41	005N-008E,35	NENE; E/2NWNE
Don Kistner, trustee of the Don Kistner living trust (1-14-93) and Iris L. Kistner, trustee of the Iris L. Kistner living trust (1-14-93)	AURORA ENERGY, LTD.	07/13/1998	42/911	004N-008E,01	E/2NW; PT. S/2NE
Ross Kistner, a single man	AURORA ENERGY, LTD.	11/10/1998	46/54	004N-008E,12	NWSW; E/2SWSW
Norma Kuesel, a single woman	AURORA ENERGY, LTD.	03/10/1999	50/815	004N-008E,22	W2SE
Vivian R. Lanzer, a single woman	AURORA ENERGY, LTD.	07/24/1998	42/1165	005N-008E,33	N/2SE; SESE
Lytle Bros., an Ohio Limited Partnership; by William P. Lytle, its general partner	AURORA ENERGY, LTD.	08/04/1998	43/684	004N-008E,11	NW/4
Everett E. Mason, a widower; Dennis Mason, a married man; and Marilyn Verhelst, a single woman	AURORA ENERGY, LTD.	07/13/1998	42/915	005N-008E,22 005N-008E,23	E/2NE W/2NW
Rex A. Mason and Carol S. Mason, husband and wife	AURORA ENERGY, LTD.	05/19/1998	43/637	005N-008E,33	NWNW, N/2SW
Rex A. Mason and Carol S. Mason, husband and wife	AURORA ENERGY, LTD.	07/27/1998	43/631	005N-008E,33	PT. N/2NW; PT. N/2NE
Eilert W.F. Meienburg and Caroline M. Meienburg, husband and wife	AURORA ENERGY, LTD.	08/28/1998	42/1013	004N-008E,05	SWSW; S/2NWSW

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Larry Meienburg and Marilyn A. Meienburg, husband and wife	AURORA ENERGY, LTD.	08/14/1998	42/993	005N-007E,36	NWSW
Larry Meienburg and Marilyn A. Meienburg, as equal tenants in common	AURORA ENERGY, LTD.	08/14/1998	42/990	004N-008E,08	NWNW
Larry E. Meienburg, Trustee under Trust Agreement dated 11/17/83	AURORA ENERGY, LTD.	08/14/1998	43/666	004N-008E,08 004N-008E,08 005N-007E,36	N/2S/2NW/4; N/4S/2NW/4 S/4S/2NW/4 SWNW
Jerry L. Meyer and Donna J. Meyer, husband and wife	AURORA ENERGY, LTD.	06/30/1999	57/1059	004N-008E,05	N/2NWSW
Lavern E. Meyer and Mary A. Meyer, husband and wife	AURORA ENERGY, LTD.	07/27/1998	42/905	005N-008E,16	W/2NW
Paul A. Mowery, a married man and Successor Co-Trustee	AURORA ENERGY, LTD.	04/23/1998	43/616	005N-008E,27	N/2N/2SE, S/2SENE, S/2N/2SE, SESE
Paul A. Mowery and Betty J. Mowery, husband and wife	AURORA ENERGY, LTD.	04/27/1998	43/620	005N-008E,27	SWNE, PT. SE/4
Paul A. Mowery and Betty J. Mowery, husband and wife	AURORA ENERGY, LTD.	08/01/1998	46/71	005N-008E,16 005N-008E,29	PT. E/2E/2NW E/2NE
Paul A. Mowery and Betty J. Mowery, husband & wife	Aurora Energy, Ltd	10/02/1998	46/75	005N-008E,08 005N-008E,16	N/2SE/4 E/2E/2 NW/4
Thomas R. Mowery, a married man and Successor Co-Trustee	AURORA ENERGY, LTD.	04/23/1998	43/618	005N-008E,27	N/2N/2SE, S/2SENE, S/2N/2SE, SESE
Myers Farm c/o Paul W. Myers, Owner	AURORA ENERGY, LTD.	08/28/1998	42/1042	005N-008E,17	W/2E/2SE; SWSE
Helen Rita Neiling, a single woman	Aurora Energy, Ltd	09/29/1998	47/182	004N-008E,13	NW4NE4
David M. Nickels and Sheryl A. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/700	005N-008E,35	SWSW; S/2NWSW
David M. Nickels and Sheryl A. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/729	004N-008E,08	N/2NESE
Eldon E. Nickels and Mary E. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/769	004N-008E,02 004N-008E,09 004N-008E,27	PT. NENE NWSE, N/2NESE PT. SESW, SWNE
Mark A. Nickels an Shirley M. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/692	005N-008E,28	N/2NESW; PT. N/2N/2SE/4
Mark A. Nickels and Shirley Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/723	004N-008E,27	E/2SENW

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Melvin Nickels and LaVine A. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/732	004N-008E,16	W/2SE; PT. W/2SESE
Melvin F. Nickels, a married man, and Norman R. Nickels, a married man dealing with their sole and separate property.	AURORA ENERGY, LTD.	04/23/1998	46/43	005N-008E,26	PT. N/2NE/4
Melvin F. Nickels and Lavina A. Nickels, husband and wife, and Norman and Ruth Ann Nickels, husband and wife	AURORA ENERGY, LTD.	07/16/1998	42/920	005N-008E,28	S/2NESW; PT. SE; S/2SW
Norman Nickels and Ruth Ann Nickels, husband and wife	AURORA ENERGY, LTD.	08/05/1998	43/773	004N-008E,01	NWNW, PT. NENE
Norman Nickels and Ruth Ann Nickels, husband & wife	Aurora Energy, Ltd	08/18/1998	42/978	004N-008E,01	S/2 W/2 NW/4
Steven R. Nickels and Christine L. Nickels, husband and wife	AURORA ENERGY, LTD.	07/29/1998	43/713	005N-008E,26	E/2W/2NWNE
Alvin K. Oberhaus and Linda I. Oberhaus, husband and wife	AURORA ENERGY, LTD.	07/01/1998	42/973	005N-007E,36	PT. S/2SW
Evelyn Oberhaus, (aka Evelyn G. Steffen) a married woman	AURORA ENERGY, LTD.	07/01/1998	42/970	005N-007E,25	W/2NE; PT. SENE; N/2SE
Paul H. Pfau, a married man, acting in his own right	United Energy LLC	10/14/1999	72/412	003N-006E,28	N2SWNW
Paul H. Pfau, Trustee of the Paul H. Pfau Living Trust agreement dated July 10, 1997	United Energy LLC	10/14/1999	72/421	003N-006E,03	E/2NE
				003N-006E,10	E/2SW; PT. W/2SW
				003N-006E,15	NENW;N2NWNE;SWNWNW;W/2SWNW
				003N-006E,16	PT. E2NE
				003N-006E,19	N2SW;SESW
				003N-006E,21	SWNW;S2S2SWSW
				003N-006E,23	SESW
				003N-006E,26	PT. NENW
				003N-006E,28	PT. E/2NW;N/2NWNW;S/2SWNW
				003N-006E,31	PT. W2SW
				003N-006E,32	PT. NENE;SWNE
Blair Plotts and Donna Plotts, husband and wife, and Michael J. Plotts and Sheri L. Plotts, husband adn wife	AURORA ENERGY, LTD.	11/01/1998	42/1006	005N-008E,17	NWSE
Michael J. Plotts and Sheri L. Plotts, husband and wife	AURORA ENERGY, LTD.	11/01/1998	42/997	005N-008E,21	PT. E/2NW; PT. W/2NE

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Charles E. Rauch and Ruth D. Rauch, husband and wife	AURORA ENERGY, LTD.	08/24/1998	42/1024	005N-008E,25	S/2SE
Frances Rettig, a widowed woman	AURORA ENERGY, LTD.	06/22/1998	43/790	005N-008E,32	PT. W/2NE; N/2SENW
John H. Rettig, a married man	AURORA ENERGY, LTD.	11/19/1998	46/56	004N-008E,28 005N-008E,21	W/2NWNE PT. W/2SE
Mark A. Rettig, a married man , an undivided one-half interest, and John H. Rettig, a married man, an undivided one-half interest	AURORA ENERGY, LTD.	11/19/1998	46/83	005N-008E,35	N/2SE
Reinhart G. Rettig and Emma M. Rettig, husband and wife	AURORA ENERGY, LTD.	11/19/1998	46/88	004N-007E,01 004N-008E,16 004N-008E,28	PT. SW; PT. SENW W/2NE; NENE PT. N/2NE
Bert F. Richard and Lavonda A. Richard, husband and wife	AURORA ENERGY, LTD.	07/23/1998	42/937	004N-008E,08 004N-008E,09 004N-008E,16	S/2NWSE; SESE S/2SENE E/2NW
Marjorie L. Richard, a single woman	Aurora Energy, Ltd	10/19/1998	43/776	004N-008E,16	SW4NW4
Paul D. Richard and Marilyn Richard, husband & wife	Aurora Energy, Ltd	10/16/1998	43/778	004N-008E,09 004N-008E,16	SESW NESE & PT.SESE
Jean M. Ripke, a married woman dealing with her sole and separate property	AURORA ENERGY, LTD.	04/30/1998	43/781	005N-008E,28 005N-008E,28	PT. NENE PT. NENE
Robert S. Rowland and Sarah J. Rowland, husband and wife	AURORA ENERGY, LTD.	05/14/1998	42/1149	005N-008E,27	NENE; N/2SENE
Arlene G. Saal and Eldon L. Saal, husband and wife	AURORA ENERGY, LTD.	04/28/1998	42/1119	005N-008E,26	PT. S/2NE/4
Jacqueline A. Sautter, Trustee of the Grace E. Howe Trust, u.a.d. July 21, 1993, and Robert Sautter and Jacqueline A. Sautter, husband and wife	AURORA ENERGY, LTD.	06/16/1998	43/787	005N-008E,31	PT. SWSW; PT. NESW; PT. SESW
Robert Sautter and Jacqueline A. Sautter, husband and wife	AURORA ENERGY, LTD.	06/16/1998	43/793	005N-008E,31	PT. SESW
James H. Schulze and Vickie L. Schulze, husband and wife	AURORA ENERGY, LTD.	04/07/1998	43/826	004N-008E,03	NE/4
James H. Schulze and Vickie L. Schulze, husband and wife, and Kenneth C. Schulze and Valerie K. Schulze, husband and wife.	AURORA ENERGY, LTD.	08/08/1998	42/1032	005N-008E,34	PT. NESE

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
James H. Schulze and Vickie L. Schulze, husband and wife	AURORA ENERGY, LTD.	09/04/1998	42/1020	004N-008E,06 004N-008E,10 005N-008E,35 005N-008E,36	S/2S/2NE PT. SESE SWSE SWNW
Kenneth C. Schulze and Valerie K. Schulze, husband and wife	AURORA ENERGY, LTD	05/05/1998	43/796	004N-008E,03	PT. W/2 SE/4
Kenneth C. Schulze and Valerie K. Schulze, husband and wife	AURORA ENERGY, LTD	04/06/1998	43/823	004N-008E,03	SESE
Luetta D. Schulze, an unmarried woman and Life Estate	AURORA ENERGY, LTD.	04/18/1998	42/953	004N-008E,03	PT. W/2SE; S/2NESE, N/2NESE
Luetta D. Schulze, a widow	AURORA ENERGY, LTD.	08/08/1998	42/943	004N-008E,02 004N-008E,03 004N-008E,06	W/2NW NENW; N/2SENW; S/4E/2NW/4 PT. S/2NE
Charles II Sheller, an unmarried man	AURORA ENERGY, LTD.	08/26/1998	42/1009	004N-008E,06	N/2SE
Keith Sheller and Patricia A. Sheller, husband and wife	AURORA ENERGY, LTD.	09/01/1998	42/1000	004N-008E,08	NWNE
Lyle Sheller, Trustee under Lyle Sheller Trust Agreement dated March 21, 1995, and Ilene J. Sheller, Trustee under Ilene J. Sheller Trust Agreement dated March 21, 1995	AURORA ENERGY, LTD.	08/26/1998	42/983	004N-007E,02 004N-008E,05	PT. SWSW W/2SWSE; PT. E/2SW
Richard F. Shepard and Carol Shepard, husband and wife	AURORA ENERGY, LTD.	07/08/1998	42/907	004N-008E,09	N/2SWNW; N/2SENW; N/2NW
James L. Shidler, a married man dealing with his sole and separate property	AURORA ENERGY, LTD.	04/01/1998	43/816	004N-008E,05	E/2SE/4SE/4
James L. Shidler	AURORA ENERGY, LTD.	04/01/1998	43/820	004N-008E,04	W/2S/2SW
James L. Shidler and Charlene M. Shidler, husband and wife	AURORA ENERGY, LTD.	07/14/1998	42/975	005N-008E,23	SWNE; PT. NWNE
Larry G. Sidle and Anita A. Sidle, husband and wife	AURORA ENERGY, LTD.	11/05/1998	46/50	004N-008E,14	S/2NENE; N/2SENE
Leo Sonnenberg and Lillian Sonnenberg, husband and wife; and Elaine Wells as Attorney-in-Fact	AURORA ENERGY, LTD.	09/17/1998	43/650	004N-008E,05 004N-008E,08	E/2SWSE; W/3SESE NENE; S/2NE
Marvin H. Sonnenberg and Barbara Jean Sonnenberg, husband and wife	AURORA ENERGY, LTD.	05/19/1998	43/829	005N-008E,33	SENE, SENW, SWNE

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Location	Short Description
Dennis E. Spangler and Ruth H. Spangler, husband and wife	AURORA ENERGY, LTD.	09/12/1998	42/987	004N-007E,11 004N-008E,07	PT. NENW NWNE
John H. Steffen Revocable Trust, dated 12/1/91	AURORA ENERGY, LTD.	01/05/2001	92/76	004N-008E,04	N/2NE
John H. Steffen and Evelyn G. Steffen, husband and wife	AURORA ENERGY, LTD.	01/05/2001	92/80	005N-007E,10	PT. S/2SE
Albert B. Stephens and C. Sue Stephens, husband and wife	AURORA ENERGY, LTD.	04/21/1999	52/241	004N-008E,04 004N-008E,09 005N-008E,33	E/2NW NWNE SWNW
Patricia M. Sterling, a married woman dealing with her sole and separate property	AURORA ENERGY, LTD.	04/25/1998	42/1140	005N-008E,26	PT. N/2SE, PT. S/2NE
Brooks S. Thatcher and Terice A. Sonneberg, as single adults	Aurora Energy, Ltd	10/21/1998	43/635	004N-008E,05	PT. E/2SESW
Thurston Land Company, an Ohio Corporation, Laurase E. Walther, Vice President	AURORA ENERGY, LTD.	12/11/1998	46/60	004N-008E,23 004N-008E,26	SE NENE
Richard A. Tonjes, Trustee of the Richard A. Tonjes Living Trust (11-13-1997) and Jean M. Tonjes, Trustee of the Jean M. Tonjes Living Trust (11-13-1997)	AURORA ENERGY, LTD.	07/17/1998	42/929	005N-008E,22 005N-008E,23	PT. NWNWSE W/2SE
Michael Warnke and Jeffery Warnke, as tenants in common.	Aurora Energy, Ltd	10/10/1998	46/855	005N-007E,36 005N-007E,36	SE4NW4 & NE4SW4 NE4NW4
Darlene I. Wells, a single woman	AURORA ENERGY, LTD.	08/28/1998	46/68	005N-008E,34	NENW
Gertrude M. Wendt, a single woman	AURORA ENERGY, LTD.	01/14/1999	46/114	004N-008E,10	NW; PT. N/2SW

EXHIBIT "B"
to the Development Agreement
Between Aurora Energy, Ltd. And Oil & Gas Engineering GmbH

Identification of lands subject to this Agreement - "AMI"

T5N-R7E, Henry County, Ohio

Sections 24-26, 35, 36

T5N-R8E, Henry County, Ohio

Section 8, 16, 17, 18, 19-36

T5N-R9E, Wood County, Ohio

Section 31

T4N-R9E, Wood County, Ohio

Sections 5-8

T4N-R8E, Henry County, Ohio

Sections 1-17, 22-24, 27

T4N-R7E, Henry County, Ohio

Sections 1, 2

EXHIBIT C

Contracts

Date	Name
10/5/01	Declaration of Oil and Gas Development and Production Unit – Croninger 1-4
10/5/01	Declaration of Oil and Gas Development and Production Unit – Goodman 1-8
10/5/01	Declaration of Oil and Gas Development and Production Unit – Hull 1-32
10/5/01	Declaration of Oil and Gas Development and Production Unit – Sheller 1-5
10/5/01	Declaration of Oil and Gas Development and Production Unit – Shidler 1-4
10/5/01	Declaration of Oil and Gas Development and Production Unit – Sonnenberg 1-5
10/5/01	Declaration of Oil and Gas Development and Production Unit – Sonnenberg 1-8
10/5/01	Declaration of Oil and Gas Development and Production Unit – Stephens 1-9
12/1/98	Long Term Transportation Agreement between Aurora Energy, Ltd., and Major Gathering Company
11/1/98	Mater Purchase Sale Agreement between Northern Indiana Public Service Company and Aurora Energy, Ltd.
4/1/99	Service Agreement Form B between Crossroads Pipeline Company and Aurora Energy, Ltd.

Side Letter Agreements

Date	Name	Type
3/16/99	Ruth M. Kieffer	Minimum Royalty
4/9/99	Mark & Debra Shepard	Minimum Royalty
3/17/99	Richard & Carol Shepard	Minimum Royalty
4/18/99	C. Sue Stephens	Minimum Royalty
3/22/99	Estate of Leo Sonnenberg	Minimum Royalty
4/21/99	Albert B. & C. Sue Stephens	Minimum Royalty

EXHIBIT D

Wells and Related Assets

Well Name	Permit No.	County, State	T/R/Sec.	Qtr
Croninger 1-4	3406920058	Henry, OH	4N-8E, 4	SENW
Flowers 1-15	3406920049	Henry, OH	4N-8E, 15	NE
Goodman 1-8	3406920065	Henry, OH	4N-8E, 8	NW
Hull 1-32	3406920084	Henry, OH	5N-8E, 32	SE
Kieffer 1-10	3406920047	Henry, OH	4N-8E, 10	NE
Sheller 1-5	3406920068	Henry, OH	4N-8E, 5	SW
Shepard 1-9	3406920035	Henry, OH	4N-8E, 9	NW
Sonnenberg 1-5	3406920067	Henry, OH	4N-8E, 5	SE
Sonnenberg 1-8	3406920063	Henry, OH	4N-8E, 8	NENE
Stephens 1-9	3406920052	Henry, OH	4N-8E, 9	NWNE
Wendt 1-10A	3406920045	Henry, OH	4N-8E, 10	NW

EXHIBIT F

Easements

T/R/Sec.	Date	Name	Legal Description
4N-8E, 16	6/15/99	Kay Ann Walker	SWNW
4N-8E, 16	4/14/99	Marjorie L. Richard	SWNW
4N-8E, 16	6/11/99	Thomas R. Richard Trust	SWNW
4N-8E, 16	4/22/99	Joe E. Richard	SWNW
4N-8E, 16	3/25/99	Dale Eickmeier	SWSW
4N-8E, 21	10/28/98	Alvah L & S Arlene Eickmeier	
4N-8E, 21	12/15/98	Alvah L & S Arlene Eickmeier	NW
4N-8E, 4	4/29/99	James L & Charlene Shidler	SWSW
4N-8E, 28	4/29/99	Genesis II LLC	N2SW
4N-8E, 16	4/6/99	Richard P Papoi	NWSW
4N-8E, 9	4/13/99	Mildred Fern Kieffer	SWSW
4N-8E, 10	2/10/99	Gertrude M. Wendt	NW, N 60 acres of SW
4N-8E, 5	3/31/99	Terice A. Warncke	SW
4N-8E, 4, 5	6/4/98	James L. Shidler	Sec 4: W2S2SW Sec 5: E2SESE
4N-8E, 9	3/17/99	Richard & Carol Shepard	Pt NW
4N-8E, 9	4/29/99	Albert B. & C. Sue Stephens	NWNE
4N-8E, 5	2/10/99	Charles & Ilene J Sheller	E2 of SW E pcl
5N-8E, 32	2/4/99	Charlotte L. Hull	E2 of SWSE
5N-8E, 32,33	6/4/98	Charlotte L. Hull	Sec 32: SESE, N2W2SWSE, E2SWSE Sec 33: SWSW
4N-8E, 9	4/15/99	Ralph H. & Lucille S. Higgins	NENE
4N-8E, 8	2/10/99	Phyllis E. Goodman	NENW
4N-8E, 8	6/4/98	Phyllis Goodman	NENW
4N-8E, 10	3/16/99	Ruth M. Kieffer	N2NE, S2NE, NESE
4N-8E, 4	4/16/99	Willis J. & Rose Mary Croninger	NWNW
4N-8E, 4	4/16/99	Ralph E. & Betty Croninger	NWNW
4N-8E, 4	4/19/99	Norma Castile	SESW
4N-8E, 5	3/22/99	Estate of Leo Sonnenberg	Sec 5: W2SESE, E2SWSE
4N-8E, 8	3/22/99	Lillian Sonnenberg	NENE
4N-8E, 4	3/8/00	Albert B. & C. Sue Stephens	NWNW

Surface Lease for Facility

4N-8E, 4	8/31/98	James L. & Charlene M. Shidler	W2S2SW, 5 acre piece of land